UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2013

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

This amendment to the Current Report on Form 8-K of Fifth Third Bancorp originally filed with the SEC on March 14, 2013 in connection with its press release announcing that the Board of Governors of the Federal Reserve System did not object to its capital plan submitted under the Comprehensive Capital Analysis & Review (“CCAR”) process is being filed solely for the purpose of correcting a typographical error on footnote 1 on page 2 of the press release.

Footnote 1 should have read “Any such conversion would be subject to Fifth Third’s common stock price maintaining a level at or above the mandatory conversion price of $15.05 per share for 20 of 30 consecutive days, as of or after June 30, 2013” rather than “June 30, 2012” as stated in the original press release. The corrected press release is furnished under Exhibit 99.1 hereto and is incorporated herein by reference.

Additionally, in the Current Report on Form 8-K as originally furnished, Fifth Third disclosed results of its company-run stress test as required by the Dodd-Frank Act stress testing rules. A copy of those results was attached as Exhibit 99.2 to the Form 8-K as originally furnished and was incorporated therein by reference.

The information in this Form 8-K/A and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 Fifth Third Bancorp Press Release originally furnished as Exhibit 99.1 to the Current Report on Form 8-K of Fifth Third Bancorp filed with the SEC on March 14, 2013, as corrected (solely “furnished” and not “filed” for the purposes of the Securities Act of 1934, as amended).

Exhibit 99.2 Fifth Third Bancorp Company-Run Stress Test Disclosures*

*	Furnished previously with the original Current Report on Form 8-K on March 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP (Registrant)

March 15, 2013	/s/ Daniel T. Poston
Daniel T. Poston
Executive Vice President and Chief Financial Officer